News Release

Public Storage

701 Western Avenue

Glendale, CA 91201-2349

www.publicstorage.com

For Release	Immediately
Date	October 26, 2016
Contact	Clemente Teng
(818) 244-8080, Ext. 1141

Public Storage Reports Results for the Three and Nine Months Ended September 30, 2016 and Increases Quarterly Common Dividend by 11% to $2.00 Per Share

GLENDALE,  California – Public Storage (NYSE:PSA) announced today operating results for the three and nine months ended September 30, 2016.

Operating Results for the Three Months Ended September 30, 2016

For the three months ended September  30, 2016, net income allocable to our common shareholders was $309.0 million or $1.78 per diluted common share, compared to $273.5 million or $1.58 in 2015 representing an increase of $35.5 million or $0.20.   The increase is primarily due to (i) a $28.3 million increase in self-storage net operating income (described below) and (ii) an  $8.0 million decrease in income allocated to preferred shareholders.

The $28.3 million increase in self-storage net operating income is a result of an $18.1 million increase in our Same Store Facilities (as defined below) and a $10.2 million increase in our Non Same Store Facilities (as defined below).  Revenues for the Same Store Facilities increased 5.1% or $26.6 million in the three months ended September 30, 2016 as compared to 2015, due primarily to higher realized annual rent per occupied square foot.  Cost of operations for the Same Store Facilities increased by 6.4% or $8.5 million in the three months ended September  30, 2016 as compared to 2015, due primarily to increased property taxes,  on-site property manager payroll, and allocated overhead.  The increase in net operating income for the Non Same Store Facilities is due primarily to the impact of 308 self-storage facilities acquired, developed or expanded since January 2013.

Operating Results for the Nine Months Ended September 30, 2016

For the nine months ended September 30, 2016, net income allocable to our common shareholders was $831.1 million or $4.78 per diluted common share, compared to $750.0 million or $4.32 in 2015 representing an increase of $81.1 million or $0.46.   The increase is primarily due to (i) a $107.1 million increase in self-storage net operating income offset partially by (ii) an  $18.0 million increase in allocation to our preferred shareholders as a result of redemption activities and (iii) a $28.1 million reduction in gains on sales of real estate investments, including our equity share.

The $107.1 million increase in self-storage net operating income is a result of a $76.3 million increase in our Same Store Facilities and a $30.8 million increase in our Non Same Store Facilities.  Revenues for the Same Store Facilities increased 5.8% or $86.5 million in the nine months ended September  30, 2016 as compared to 2015, due primarily to higher realized annual rent per occupied square foot.  Cost of operations for the Same Store Facilities increased by 2.5% or $10.2 million in the nine months ended September  30, 2016 as compared to 2015, due primarily to increased property taxes,  on-site property manager payroll and repairs and maintenance, offset partially by lower snow removal costs.  The increase in net operating income for the Non Same Store Facilities is due primarily to the impact of 308 self-storage facilities acquired,  developed or expanded since January 2013.

Funds from Operations

For the three months ended September  30, 2016, funds from operations (“FFO”) was $2.51 per diluted common share, as compared to $2.27 in 2015, representing an increase of 10.6%.  FFO is a non-GAAP (generally accepted accounting principles) term defined by the National Association of Real Estate Investment Trusts and generally represents net income before depreciation, gains and losses and impairment charges with respect to real estate assets.

For the nine months ended September 30, 2016,  FFO was $6.94 per diluted common share, as compared to $6.33 in 2015, representing an increase of 9.6%.

We also present “Core FFO per share,” a non-GAAP measure that represents FFO per share excluding the impact of (i) foreign currency exchange gains and losses, (ii) EITF D-42 charges related to the redemption of preferred securities, (iii)  general and administrative expenses associated with the acquisition of self-storage facilities and (iv) certain other non-cash and/or nonrecurring income or expense items.  We review Core FFO per share to evaluate our ongoing operating performance, and we believe it is used by investors and REIT analysts in a similar manner.  However, Core FFO per share is not a substitute for net income per share.  Because other REITs may not compute Core FFO per share in the same manner as we do, may not use the same terminology or may not present such a measure, Core FFO per share may not be comparable among REITs.

The following table reconciles from FFO per share to Core FFO per share (unaudited):

	Three Months Ended September 30,			Nine Months Ended September 30,
			Percentage			Percentage
	2016	2015	Change	2016	2015	Change

FFO per share	$2.51	$2.27	10.6%	$6.94	$6.33	9.6%
Eliminate the per share impact of
items excluded from Core FFO:
Foreign currency exchange loss,				-	-
net, including our equity share	0.02	-		0.03	-
Application of EITF D-42	-	0.03		0.15	0.06
Property acquisition costs	-	0.01		0.01	0.03
Other items	-	0.02		0.01	0.02
Core FFO per share	$2.53	$2.33	8.6%	$7.14	$6.44	10.9%

Property Operations – Same Store Facilities

The Same Store Facilities represent those facilities that have been owned and operated on a stabilized level of occupancy, revenues and cost of operations since January 1, 2014.  We review the operations of our Same Store Facilities, which excludes facilities whose operating trends are significantly affected by factors such as facilities damaged by casualty events, as well as recently developed or acquired facilities, to more effectively evaluate the ongoing performance of our self-storage portfolio in 2014, 2015, and 2016.  We believe the Same Store information is used by investors and analysts in a similar manner.  The Same Store pool decreased from the 2,003 facilities at June 30, 2016 to 2,000 facilities at September 30, 2016, due primarily to casualty damage. The following table summarizes the historical operating results of these 2,000 facilities (127.2 million net rentable square feet) that represent approximately 84% of the aggregate net rentable square feet of our U.S. consolidated self-storage portfolio at September 30, 2016.

Selected Operating Data for the Same
Store Facilities (2,000 facilities)
(unaudited):
Three Months Ended September 30,				Nine Months Ended September 30,
			Percentage			Percentage
2016		2015	Change	2016	2015	Change

	(Dollar amounts in thousands, except for per square foot amounts)
Revenues:
Rental income	$516,971	$491,235	5.2%	$1,495,273	$1,412,123	5.9%
Late charges and administrative fees	25,301	24,478	3.4%	72,050	68,733	4.8%
Total revenues (a)	542,272	515,713	5.1%	1,567,323	1,480,856	5.8%

Cost of operations:
Property taxes	52,629	49,946	5.4%	158,278	150,861	4.9%
On-site property manager payroll	27,160	25,449	6.7%	81,210	77,866	4.3%
Supervisory payroll	9,252	8,933	3.6%	27,830	27,052	2.9%
Repairs and maintenance	10,760	10,179	5.7%	28,847	26,920	7.2%
Snow removal	-	-	0.0%	3,332	8,451	(60.6)%
Utilities	10,417	10,469	(0.5)%	29,111	30,373	(4.2)%
Advertising and selling expense	7,573	6,954	8.9%	18,205	18,687	(2.6)%
Other direct property costs	13,556	13,036	4.0%	40,602	39,463	2.9%
Allocated overhead	10,633	8,520	24.8%	29,919	27,484	8.9%
Total cost of operations (a)	141,980	133,486	6.4%	417,334	407,157	2.5%
Net operating income (b)	$400,292	$382,227	4.7%	$1,149,989	$1,073,699	7.1%

Gross margin	73.8%	74.1%	(0.4)%	73.4%	72.5%	1.2%

Weighted average for the period:
Square foot occupancy	95.3%	95.3%	0.0%	94.8%	94.7%	0.1%
Realized annual rental income per (c):
Occupied square foot	$17.06	$16.21	5.2%	$16.54	$15.63	5.8%
Available square foot (“REVPAF”)	$16.25	$15.44	5.2%	$15.67	$14.80	5.9%
At September 30:
Square foot occupancy				94.2%	94.2%	0.0%
Annual contract rent per occupied
square foot (d)				$17.70	$16.91	4.7%

(a)	Revenues and cost of operations do not include ancillary revenues and expenses generated at the facilities with respect to tenant reinsurance and retail sales.
(b)	See attached reconciliation of self-storage net operating income (“NOI”) to operating income.

(c)

Realized annual rent per occupied square foot is computed by dividing annualized rental income, before late charges and administrative fees, by the weighted average occupied square feet for the period.  Realized annual rent per available square foot (“REVPAF”) is computed by dividing annualized rental income, before late charges and administrative fees, by the total available rentable square feet for the period.  These measures exclude late charges and administrative fees in order to provide a better measure of our ongoing level of revenue.  Late charges are dependent upon the level of delinquency and administrative fees are dependent upon the level of move-ins.  In addition, the rates charged for late charges and administrative fees can vary independently from rental rates.  These measures take into consideration promotional discounts, which reduce rental income.

(d)	Contract rent represents the applicable contractual monthly rent charged to our tenants, excluding the impact of promotional discounts, late charges and administrative fees.

The following table summarizes selected quarterly financial data with respect to the Same Store Facilities (unaudited):

	For the Quarter Ended
	March 31	June 30	September 30	December 31	Entire Year

	(Amounts in thousands, except for per square foot amounts)
Total revenues:
2016	$504,952	$520,099	$542,272
2015	$474,337	$490,806	$515,713	$506,869	$1,987,725

Total cost of operations:
2016	$139,511	$135,843	$141,980
2015	$143,301	$130,370	$133,486	$107,080	$514,237

Property taxes:
2016	$52,720	$52,929	$52,629
2015	$50,508	$50,407	$49,946	$27,845	$178,706

Repairs and maintenance, including
snow removal expenses:
2016	$11,111	$10,308	$10,760
2015	$16,167	$9,025	$10,179	$10,300	$45,671

Advertising and selling expense:
2016	$5,080	$5,552	$7,573
2015	$6,192	$5,541	$6,954	$6,432	$25,119

REVPAF:
2016	$15.13	$15.63	$16.25
2015	$14.22	$14.73	$15.44	$15.19	$14.90

Weighted average realized annual
rent per occupied square foot:
2016	$16.17	$16.39	$17.06
2015	$15.23	$15.45	$16.21	$16.19	$15.77

Weighted average occupancy levels
for the period:
2016	93.6%	95.4%	95.3%
2015	93.4%	95.4%	95.3%	93.9%	94.5%

Property Operations – Non Same Store Facilities

The Non Same Store Facilities at September  30, 2016 represent 308 facilities that were not stabilized with respect to occupancies or rental rates since January 1, 2014 or that we did not own as of January 1, 2014.  The following table summarizes operating data with respect to the Non Same Store Facilities (unaudited):

NON SAME STORE	Three Months Ended September 30,			Nine Months Ended September 30,
FACILITIES	2016	2015	Change	2016	2015	Change

	(Dollar amounts in thousands, except for per square foot amounts)
Revenues:
2016 acquisitions	$5,292	$-	$5,292	$10,395	$-	$10,395
2015 acquisitions	4,076	1,861	2,215	11,448	3,503	7,945
2014 acquisitions	12,081	11,037	1,044	34,516	31,043	3,473
2013 acquisitions	25,645	23,867	1,778	74,037	67,716	6,321
Developed facilities	6,579	2,842	3,737	16,030	5,858	10,172
Other facilities	27,212	25,656	1,556	78,381	73,665	4,716
Total revenues	80,885	65,263	15,622	224,807	181,785	43,022

Cost of operations before depreciation
and amortization expense:
2016 acquisitions	1,937	-	1,937	3,662	-	3,662
2015 acquisitions	1,362	574	788	3,929	1,152	2,777
2014 acquisitions	3,345	3,166	179	9,591	9,303	288
2013 acquisitions	7,536	7,197	339	21,747	21,163	584
Developed facilities	2,989	1,127	1,862	7,422	2,700	4,722
Other facilities	6,756	6,460	296	19,770	19,603	167
Total cost of operations	23,925	18,524	5,401	66,121	53,921	12,200

Net operating income:
2016 acquisitions	3,355	-	3,355	6,733	-	6,733
2015 acquisitions	2,714	1,287	1,427	7,519	2,351	5,168
2014 acquisitions	8,736	7,871	865	24,925	21,740	3,185
2013 acquisitions	18,109	16,670	1,439	52,290	46,553	5,737
Developed facilities	3,590	1,715	1,875	8,608	3,158	5,450
Other facilities	20,456	19,196	1,260	58,611	54,062	4,549

Net operating income (a)	$56,960	$46,739	$10,221	$158,686	$127,864	$30,822

At September 30:
Square foot occupancy:
2016 acquisitions				91.3%	-	-
2015 acquisitions				91.2%	89.4%	2.0%
2014 acquisitions				93.5%	93.9%	(0.4)%
2013 acquisitions				93.1%	93.4%	(0.3)%
Developed facilities				66.6%	75.3%	(11.6)%
Other facilities				89.0%	90.0%	(1.1)%
				88.1%	90.8%	(3.0)%
Annual contract rent per occupied square foot:
2016 acquisitions				$11.04	$-	-
2015 acquisitions				13.84	13.38	3.4%
2014 acquisitions				14.67	13.69	7.2%
2013 acquisitions				15.72	14.76	6.5%
Developed facilities				13.22	12.31	7.4%
Other facilities				18.00	16.88	6.6%
				$15.36	$15.07	1.9%

NON SAME STORE	Three Months Ended September 30,			Nine Months Ended September 30,
FACILITIES (Continued)	2016	2015	Change	2016	2015	Change

	(Dollar amounts in thousands, except for per square foot amounts)
Number of facilities:
2016 acquisitions				32	-	32
2015 acquisitions				17	10	7
2014 acquisitions				44	44	-
2013 acquisitions				105	105	-
Developed facilities				30	16	14
Other facilities				80	80	-
				308	255	53
Net rentable square feet (in thousands):
2016 acquisitions				2,329	-	2,329
2015 acquisitions				1,285	738	547
2014 acquisitions				3,457	3,457	-
2013 acquisitions				6,906	6,906	-
Developed facilities				3,225	1,463	1,762
Other facilities				6,699	6,614	85
				23,901	19,178	4,723
(a)	See attached reconciliation of self-storage NOI to operating income.

Investing and Capital Markets Activities

During the three months ended September 30, 2016, we acquired eight self-storage facilities (four located in Kentucky, and one each in Georgia, Colorado, Michigan and Utah), with 0.6 million net rentable square feet, for $73 million.    During the nine months ended September 30, 2016, we acquired 32 self-storage facilities with 2.3 million net rentable square feet for $271 million.    Subsequent to September 30, 2016, we acquired or were under contract to acquire 21 self-storage facilities (11 in Oklahoma, four each in Tennessee and Ohio,  and one each in California and Texas), with 1.7 million net rentable square feet for $149 million.

During the three months ended September 30, 2016, we completed one newly developed facility and various expansion projects (0.2 million net rentable square feet) costing $25 million.  During the nine months ended September 30, 2016, we completed ten newly developed facilities and various expansion projects (1.4 million net rentable square feet) costing an aggregate of $162 million.  At September 30, 2016, we had various facilities in development (4.2 million net rentable square feet) estimated to cost $543 million and various expansion projects (1.1 million net rentable square feet) estimated to cost $145 million.  The remaining $427 million of development costs for these projects is expected to be incurred primarily in the next 18 months.

On July 20, 2016, we issued our 4.95% Series D Preferred Shares for gross proceeds of $325 million.

On October 14, 2016, we issued our 4.90% Series E Preferred Shares for gross proceeds of $350 million.

Distributions Declared

On October 26, 2016, our Board of Trustees declared a regular common quarterly dividend of $2.00 per common share, which is an increase of $0.20 or 11% over the previous quarter’s distribution.  The Board also declared dividends with respect to our various series of preferred shares. All the dividends are payable on December 29, 2016 to shareholders of record as of December  14, 2016.

Third Quarter Conference Call

A conference call is scheduled for October 27,  2016 at 11:00 a.m. (PDT) to discuss the third quarter earnings results.  The domestic dial-in number is (866) 406-5408, and the international dial-in number is (973) 582-2770 (conference ID number for either domestic or international is 92505093). A simultaneous audio webcast may be accessed by using the link at www.publicstorage.com under “Company Info, Investor Relations, News and Events, Events Calendar.”  A replay of the conference call may be accessed through November 11, 2016 by calling (800) 585-8367 (domestic) or (404) 537-3406 (international) or by using the link at www.publicstorage.com under “Company Info, Investor Relations, News and Events, Events Calendar.” All forms of replay utilize conference ID number 92505093.

About Public Storage

Public Storage, a member of the S&P 500 and FT Global 500, is a REIT that primarily acquires, develops, owns and operates self-storage facilities. The Company’s headquarters are located in Glendale, California.  At September  30, 2016, we had interests in 2,319 self-storage facilities located in 38 states with approximately 152 million net rentable square feet in the United States and 218 storage facilities located in seven Western European nations with approximately 12 million net rentable square feet operated under the “Shurgard” brand.  We also own a 42% common equity interest in PS Business Parks, Inc. (NYSE:PSB) which owned and operated approximately 28 million rentable square feet of commercial space at September 30, 2016.

Additional information about Public Storage is available on our website, www.publicstorage.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements in this press release, other than statements of historical fact, are forward-looking statements which may be identified by the use of the words “expects,” “believes,” “anticipates,” “should,” “estimates” and similar expressions. These forward-looking statements involve known and unknown risks and uncertainties, which may cause our actual results and performance to be materially different from those expressed or implied in the forward-looking statements.  Factors and risks that may impact future results and performance include, but are not limited to, those described in Part 1, Item 1A, “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 29, 2016 and in our other filings with the SEC and the following: general risks associated with the ownership and operation of real estate, including changes in demand, risk related to development of self-storage facilities, potential liability for environmental contamination, natural disasters and adverse changes in laws and regulations governing property tax, real estate and zoning; risks associated with downturns in the national and local economies in the markets in which we operate, including risks related to current economic conditions and the economic health of our customers; the impact of competition from new and existing self-storage and commercial facilities and other storage alternatives; difficulties in our ability to successfully evaluate, finance, integrate into our existing operations and manage acquired and developed properties; risks associated with international operations including, but not limited to, unfavorable foreign currency rate fluctuations, changes in tax laws, and local and global economic uncertainty that could adversely affect our earnings and cash flows; risks related to our participation in joint ventures; the impact of the regulatory environment as well as national, state and local laws and regulations including, without limitation, those governing environmental, taxes, our tenant reinsurance business and labor, and risks related to the impact of new laws and regulations; risks of increased tax expense associated either with a possible failure by us to qualify as a REIT, or with challenges to the determination of taxable income for our taxable REIT subsidiaries; changes in federal or state tax laws related to the taxation of REITs and other corporations; security breaches or a failure of our networks, systems or technology could adversely impact our business, customer and employee relationships; risks associated with the self-insurance of certain business risks, including property and casualty insurance, employee health insurance and workers compensation liabilities; difficulties in raising capital at a reasonable cost; delays in the development process; ongoing litigation and other legal and regulatory actions which may divert management’s time and attention, require us to pay damages and expenses or restrict the operation of our business; and economic uncertainty due to the impact of war or terrorism. These forward-looking statements speak only as of the date of this press release.  All of our forward-looking statements, including those in this press release, are qualified in their entirety by this statement.  We expressly disclaim any obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, new estimates, or other factors, events or circumstances after the date of this press release, except where expressly required by law.  Given these risks and uncertainties, you should not rely on any forward-looking statements in this press release, or which management may make orally or in writing from time to time, as predictions of future events nor guarantees of future performance.

PUBLIC STORAGE

SELECTED INCOME STATEMENT DATA

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Revenues:
Self-storage facilities	$623,157	$580,976	$1,792,130	$1,662,641
Ancillary operations	39,991	37,896	116,992	109,725
	663,148	618,872	1,909,122	1,772,366

Expenses:
Self-storage cost of operations	165,905	152,010	483,455	461,078
Ancillary cost of operations	12,722	12,676	40,462	36,715
Depreciation and amortization	109,432	106,082	321,573	319,701
General and administrative	22,140	23,573	63,508	68,721
	310,199	294,341	908,998	886,215

Operating income	352,949	324,531	1,000,124	886,151

Other income (expense):
Interest and other income	3,750	3,659	11,614	11,509
Interest expense	(1,221)	-	(3,310)	-
Equity in earnings of unconsolidated real estate entities	17,237	12,603	41,628	36,267
Gain on sale of real estate investments	-	343	689	18,503
Foreign currency exchange loss	(3,665)	-	(5,987)	-
Net income	369,050	341,136	1,044,758	952,430
Allocation to noncontrolling interests	(1,745)	(1,568)	(4,921)	(4,676)
Net income allocable to Public Storage shareholders	367,305	339,568	1,039,837	947,754
Allocation of net income to:
Preferred shareholders – distributions	(57,178)	(61,062)	(178,666)	(186,066)
Preferred shareholders – redemptions	-	(4,113)	(26,873)	(8,897)
Restricted share units	(1,170)	(885)	(3,231)	(2,744)
Net income allocable to common shareholders	$308,957	$273,508	$831,067	$750,047

Per common share:
Net income per common share – Basic	$1.78	$1.58	$4.80	$4.34
Net income per common share – Diluted	$1.78	$1.58	$4.78	$4.32
Weighted average common shares – Basic	173,108	172,771	173,057	172,641
Weighted average common shares – Diluted	173,848	173,529	173,899	173,428

PUBLIC STORAGE

SELECTED BALANCE SHEET DATA

(Amounts in thousands, except share and per share data)

	September 30, 2016	December 31, 2015
ASSETS	(Unaudited)

Cash and cash equivalents	$57,213	$104,285

Operating real estate facilities:
Land and buildings, at cost	13,686,241	13,205,261
Accumulated depreciation	(5,166,881)	(4,866,738)
	8,519,360	8,338,523
Construction in process	261,372	219,190
Investments in unconsolidated real estate entities (a)	697,040	809,308
Goodwill and other intangible assets, net	212,548	211,458
Other assets	118,236	95,468
Total assets	$9,865,769	$9,778,232

LIABILITIES AND EQUITY

Senior unsecured notes	$383,438	$263,940
Mortgage notes	47,454	55,076
Accrued and other liabilities	345,734	261,578
Total liabilities	776,626	580,594

Equity:
Public Storage shareholders’ equity:
Cumulative Preferred Shares, $0.01 par value, 100,000,000 shares authorized, 160,700 shares issued (in series) and outstanding
(162,200 at December 31, 2015), at liquidation preference	4,017,500	4,055,000
Common Shares, $0.10 par value, 650,000,000 shares authorized,
173,137,424 shares issued and outstanding, (172,921,241 shares
at December 31, 2015)	17,314	17,293
Paid-in capital	5,602,834	5,601,506
Accumulated deficit	(494,325)	(434,610)
Accumulated other comprehensive loss	(83,667)	(68,548)
Total Public Storage shareholders’ equity	9,059,656	9,170,641
Noncontrolling interests	29,487	26,997
Total equity	9,089,143	9,197,638
Total liabilities and equity	$9,865,769	$9,778,232

(a)	Decrease in investments in unconsolidated real estate entities is due primarily to a $104 million cash distribution we received from Shurgard Europe in the three months ended June 30, 2016.

PUBLIC STORAGE
SELECTED FINANCIAL DATA

Computation of Funds from Operations and Funds Available for Distribution
(Unaudited – amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Computation of FFO per Share:

Net income allocable to common shareholders	$308,957	$273,508	$831,067	$750,047
Eliminate items excluded from FFO:
Depreciation and amortization	109,432	106,082	321,573	319,701
Depreciation from unconsolidated real estate investments	18,328	21,276	57,319	59,092
Depreciation allocated to noncontrolling interests
and restricted share unitholders	(884)	(877)	(2,642)	(2,632)
Gains on sale of real estate investments, including
our equity share from investments and other	(78)	(5,730)	(767)	(28,833)
FFO allocable to common shares (a)	$435,755	$394,259	$1,206,550	$1,097,375
Diluted weighted average common shares	173,848	173,529	173,899	173,428
FFO per share (a)	$2.51	$2.27	$6.94	$6.33

Reconciliation of Earnings per Share to FFO per Share:

Earnings per share - diluted	$1.78	$1.58	$4.78	$4.32
Eliminate per share amounts excluded from FFO:
Depreciation and amortization, including amounts
from investments and excluding amounts allocated
to noncontrolling interests and restricted share
unitholders	0.73	0.73	2.16	2.17
Gains on sale of real estate investments, including
our equity share from investments and other	-	(0.04)	-	(0.16)
FFO per share (a)	$2.51	$2.27	$6.94	$6.33

Computation of Funds Available for Distribution ("FAD"):

FFO allocable to common shares	$435,755	$394,259	$1,206,550	$1,097,375
Eliminate effect of items included in FFO but not FAD:
Non-cash share-based compensation expense	11,416	9,911	27,899	24,403
Foreign currency exchange loss, net, including
our equity share from investments	3,665	-	5,046	-
Application of EITF D-42, including
our equity share from investments	-	5,160	26,873	9,944
Less: Capital expenditures to maintain real estate facilities	(22,834)	(20,414)	(67,779)	(52,875)

FAD (a)	$428,002	$388,916	$1,198,589	$1,078,847

Distributions paid to common shareholders	$311,374	$293,634	$916,698	$828,410

Distribution payout ratio	72.8%	75.5%	76.5%	76.8%

Distributions per common share	$1.80	$1.70	$5.30	$4.80

(a)

FFO and FFO per share are non-GAAP measures defined by the National Association of Real Estate Investment Trusts and, along with the non-GAAP measure FAD, are considered helpful measures of REIT performance by REITs and many REIT analysts. FFO represents net income before real estate depreciation, gains or losses and impairment charges, which are excluded because they are based upon historical real estate costs and assume that building values diminish ratably over time, while we believe that real estate values fluctuate due to market conditions. FAD represents FFO adjusted to exclude certain non-cash charges and to deduct capital expenditures.  We utilize FAD in evaluating our ongoing cash flow available for investment, debt repayment, and common distributions. We believe investors and analysts utilize FAD in a similar manner.    FFO and FFO per share are not a substitute for net income or earnings per share.  FFO and FAD are not substitutes for GAAP net cash flow in evaluating our liquidity or ability to pay dividends, because they exclude investing and financing activities presented on our statements of cash flows.  In addition, other REITs may compute these measures differently, so comparisons among REITs may not be helpful.

PUBLIC STORAGE

SELECTED FINANCIAL DATA

Reconciliation of Self-Storage Net Operating Income to

Operating Income
(Unaudited – amounts in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Self-storage revenues for:
Same Store Facilities	$542,272	$515,713	$1,567,323	$1,480,856
Non Same Store Facilities	80,885	65,263	224,807	181,785
Self-storage revenues	623,157	580,976	1,792,130	1,662,641

Self-storage cost of operations for:
Same Store Facilities	141,980	133,486	417,334	407,157
Non Same Store Facilities	23,925	18,524	66,121	53,921
Self-storage cost of operations	165,905	152,010	483,455	461,078

Self-storage net operating income for:
Same Store Facilities	400,292	382,227	1,149,989	1,073,699
Non Same Store Facilities	56,960	46,739	158,686	127,864
Self-storage net operating income (a)	457,252	428,966	1,308,675	1,201,563
Ancillary operating revenues	39,991	37,896	116,992	109,725
Ancillary cost of operations	(12,722)	(12,676)	(40,462)	(36,715)
Depreciation and amortization	(109,432)	(106,082)	(321,573)	(319,701)
General and administrative expense	(22,140)	(23,573)	(63,508)	(68,721)
Operating income on our income statement	$352,949	$324,531	$1,000,124	$886,151

(a)

Net operating income or “NOI” is a non-GAAP financial measure that excludes the impact of depreciation and amortization expense, which is based upon historical real estate costs and assumes that building values diminish ratably over time, while we believe that real estate values fluctuate due to market conditions.  We utilize NOI in determining current property values, evaluating property performance, and in evaluating operating trends.  We believe that investors and analysts utilize NOI in a similar manner.  NOI is not a substitute for net income, net operating cash flow, or other related GAAP financial measures, in evaluating our operating results.  This table reconciles from NOI for our self-storage facilities to the operating income presented on our income statement.